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CONTACT:
Norris Battin
E-mail: nbattin@usa.net

FOR IMMEDIATE RELEASE

       COOPER COMPANIES TO DIVEST CERTAIN BUSINESSES OF HOSPITAL GROUP OF
                  AMERICA TO UNIVERSAL HEALTH SERVICES, INC.

     IRVINE, Calif., October 21, 1998 - The Cooper Companies, Inc. (NYSE/PCX:
COO) today announced that it has entered into a nonbinding letter of intent with Universal Health Services, Inc. (NYSE:UHS) to divest certain assets and liabilities of its Hospital Group of America, Inc. (HGA) unit to Universal. The transaction is subject to the execution of a definitive purchase agreement, due diligence, approval of both boards of directors and, among other conditions, the successful completion of certain pending transactions with unaffiliated parties.

     The letter of intent calls for Universal to acquire the following businesses: HGA's management services business, its Hampton Behavioral Health Center, its Hospital Group of Illinois Behavioral Health System, comprised of Hartgrove Hospital and its ancillary programs, and its Midwest Center for Youth and Families. Universal will not acquire HGA's MeadowWood Behavioral Health System, and HGA is currently pursuing other alternatives for the disposition of MeadowWood.

     Under the proposed transaction, Universal would pay $30 million in cash for the businesses it is purchasing from HGA.

     With the successful exit from the psychiatric services business, Cooper will become a pure medical device company with two business units, CooperVision which markets contact lenses and CooperSurgical which markets products for the gynecological market.

     Universal Health Services, Inc. is the nation's third largest hospital management company and has a total of 68 facilities nationwide including medical, surgical and behavioral health hospitals and ambulatory surgery and radiation therapy centers. UHS acts as advisor to Universal Health Realty Income Trust, a Real Estate Investment Trust (NYSE:UHT).

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Forward-Looking Statements

     Statements in this release not based on historical fact may be "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. They include words like "may," "will," "expect," "estimate," "anticipate," "continue" or similar terms and reflect Cooper's current analysis of existing trends. Actual results could differ materially from those indicated due to: major changes in business conditions and the economy, loss of key senior management, major disruptions in the operations of Cooper's manufacturing facilities or hospitals, new competitors or technologies, significant disruptions caused by failure of third parties to address the Year 2000 issue or by unforeseen delays in completing Cooper's Year 2000 compliance program, acquisition integration costs, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, changes in reimbursement rates and payor mix, significant environmental clean-up costs above those already accrued, litigation costs, costs of divestitures, and items listed in the Company's SEC reports, including the section entitled "Business" in its Annual Report on Form 10-K for the year ended October 31, 1997.

     The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products and services. Corporate offices are in Irvine and Pleasanton, Calif. CooperVision, headquartered in Irvine, Calif., with manufacturing facilities in Huntington Beach, Calif., Rochester, N.Y., Toronto, Canada and Southampton, England, markets a broad range of contact lenses. CooperSurgical, headquartered in Shelton, Conn., markets diagnostic and surgical instruments, equipment and accessories for the gynecological market. Hospital Group of America provides psychiatric services through facilities in Delaware, Illinois, Indiana and New Jersey and satellite locations.

     NOTE: A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. The Cooper Company's Internet address is www.coopercos.com.


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